Exhibit 99.1
news release
For Immediate Release
Employers Holdings, Inc. Reports Third Quarter 2017 Results

•	Net income of $21.9 million ($0.66 per diluted share), operating income of $21.6 million ($0.65 per diluted share).

•	Annualized operating return on adjusted stockholders' equity of 8.8%.

•	Combined ratio of 92.7%, combined ratio before the impact of the LPT of 94.0%.

•	Net written premiums of $177.6 million, net earned premiums of $187.9 million.

•	The Board of Directors approved a quarterly dividend of $0.15 per share.

Reno, Nevada-October 25, 2017-Employers Holdings, Inc. (“EHI” or the “Company”) (NYSE:EIG) today reported the following for the third quarter of 2017: (i) net income of $21.9 million ($0.66 per diluted share); (ii) net income before the impact of the LPT of $19.4 million ($0.59 per diluted share); and (iii) operating income of $21.6 million ($0.65 per diluted share).

The Company's operating income for the third quarter of 2017 increased $2.9 million year-over-year. This increase primarily reflects an increase in underwriting income resulting from higher net premiums earned and a lower combined ratio.

The Company's net income and net income before the impact of the LPT for the third quarter of 2017 decreased by $0.7 million and $0.2 million, respectively, year-over-year. These decreases primarily reflect a third quarter 2017 write-off of $7.5 million ($4.9 million after tax) of previously capitalized costs relating to the development of information technology capabilities that had not yet been placed in service, partially offset by increases in underwriting income, investment income and realized investment gains.

The Company’s GAAP book value per share of $28.28, book value per share of $33.42 and adjusted book value per share of $30.62; increased 9.8%, 7.1% and 6.1% year-to-date, respectively, each including dividends declared.

Chief Executive Officer Douglas Dirks commented on the results:

“We produced strong operating results this quarter. Our operating income per diluted share increased 14%, or eight cents per share, and our combined ratio before the impact of the LPT improved 1.2 percentage points, demonstrating our disciplined underwriting strategy. Final audit premium and new premium growth each continue to be strong, contributing to our top line growth.

Our net income and net income before the impact of the LPT this quarter was adversely impacted by a $7.5 million pretax write-off of previously capitalized costs relating to the development of information technology capabilities that had not yet been placed in service. We incurred this charge as part of our continual evaluation of ongoing technology initiatives.

Our balance sheet remains strong as we continue to grow stockholders’ equity and book value per share. We continue to experience high levels of retention for our in-force policies, despite competitive market conditions, while improving loss costs.”

Summary of Third Quarter 2017 Operating Results
(All comparisons vs. third quarter 2016, unless noted otherwise).

Net earned premiums of $187.9 million increased $14.6 million due to increases in final audit premiums and new business writings, partially offset by declines in renewal business premium.

The loss ratio before the impact of the LPT of 63.5% decreased 1.1 percentage points reflecting the continued impacts of key business initiatives including: an emphasis on settling open claims; diversifying our risk exposure across geographic markets; and leveraging data-driven strategies to target, underwrite and price profitable classes of business across all of our markets.

The commission expense ratio of 12.6% increased 0.3 percentage points due mainly to increases in agency incentives and in the amount of business produced by our partnerships and alliances.

The underwriting and other operating expense ratio of 17.9% decreased 0.4 percentage points due mainly to the increase in net premiums earned.

Net investment income of $18.5 million increased $0.6 million due to slightly higher pre-tax book yields.

Stockholders’ Equity including the Deferred Gain, Third Quarter 2017 Dividend Declaration

Stockholders’ equity including the deferred reinsurance gain was $1,083.5 million, an increase of 5.4% year-over-year.

On October 25, 2017, the Board of Directors declared a fourth quarter 2017 dividend of $0.15 per share. The dividend is payable on November 22, 2017 to stockholders of record as of November 8, 2017.

Conference Call and Webcast, Reports Filed With The Securities and Exchange Commission (the "SEC") and Supplemental Materials

The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and is available on our website.

Reconciliation of Non-GAAP Financial Measures to GAAP

Within this earnings release we present various financial measures, some of which are a "non-GAAP financial measure" as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these non-GAAP financial measures, as well as a reconciliation of such non-GAAP measures to the Company's most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these non-GAAP measures are meaningful to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. These non-GAAP measures are not a substitute for GAAP measures and investors should be careful when comparing the Company's non-GAAP financial measures to similarly titled measures used by other companies. Other companies may calculate these measures differently, and, therefore, these measures may not be comparable.

The Company will host a conference call on Thursday, October 26, 2017, at 8:30 a.m. Pacific Daylight Time. The conference call will be available via a live web cast on the Company's web site at www.employers.com. An archived version will be available several hours after the call. The conference call replay number is (404) 537-3406 or (855) 859-2056 with a pass code of 95693677.

The Company provides a list of portfolio securities in the Calendar of Events, “Investors” section of its website at www.employers.com. The Company also provides its filings with the Securities and Exchange Commission and its investor presentations on its website.

Forward-Looking Statements

In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives. Certain of these statements may constitute "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "target," "project," "intend," "believe," "estimate," "predict," "potential," "pro forma," "seek," "likely," or "continue," or other comparable terminology and their negatives. EHI and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in EHI's future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in EHI's public filings with the SEC, including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

The SEC filings for EHI can be accessed through the “Investors” link on the Company's website, www.employers.com, or through the SEC's EDGAR Database at www.sec.gov (EHI EDGAR CIK No. 0001379041).

Contact:

Media: Ty Vukelich, (775) 327-2677, tvukelich@employers.com.
Analysts: Mike Paquette, (775) 327-2562, mwoodard@employers.com.

Copyright © 2017 EMPLOYERS. All rights reserved. EMPLOYERS® and America's small business insurance specialist. ® are registered trademarks of Employers Insurance Company of Nevada. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low to medium hazard industries. Insurance subsidiaries include Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, and Employers Assurance Company, all rated A- (Excellent) by A.M. Best Company.
Additional information can be found at: http://www.employers.com.